UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 10, 2009
Aflac Incorporated

(Exact name of registrant as specified in its charter)

Georgia	001-07434	58-1167100

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1932 Wynnton Road, Columbus, Georgia		31999

(Address of principal executive offices)		(Zip Code)
706.323.3431

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On February 10, 2009, the board of directors of Aflac Incorporated (the “Company”) voted to amend Article III, Section 2(a) and Article II, Section 5 of the Company’s Bylaws to provide for a majority vote standard for uncontested director elections as recommended by the Company’s Corporate Governance Committee. Under this new majority vote standard, which replaces plurality voting for uncontested director elections, votes cast for a nominee’s election must exceed the votes cast against such nominee’s election in order to be elected to the board of directors. In contested elections, the voting standard will continue to be a plurality of the votes cast. The amendments will be effective immediately.
     A copy of the amendments is attached hereto as Exhibit 3.1.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

3.1	–	Amendment to Article III, Section 2(a) and Article II, Section 5 of the Company’s Bylaws

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aflac Incorporated

February 11, 2009	/s/ Ralph A. Rogers, Jr.

(Ralph A. Rogers, Jr.) Senior Vice President, Financial Services Chief Accounting Officer

EXHIBIT INDEX:

3.1	-	Amendment to Article III, Section 2(a) and Article II, Section 5 of the Company’s Bylaws